UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2018

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38101 (Commission File Number)	46-0552948 (IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1000
Englewood, CO 80111
(Address of Principal Executive Offices, including Zip Code)

(720) 479-3500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Technology Officer Appointment

On April 23, 2018, WideOpenWest, Inc. (the “Company”) announced that Matthew Bell has been appointed as the Company’s new Chief Technology Officer.

Mr. Bell previously served as a managing director of Teambell Consulting and as a partner at Sarepta Advisors from July 2011 to April 2018. From June 2012 to May 2013, Mr. Bell was the chief technology officer and senior vice president of strategy and technology for Motorola Mobility.  He has held leadership roles at Charter Communications, Adelphia Communications and Infinity Broadband / BBS Consulting, working in product development, strategy, engineering and IP infrastructure, network operations, information technology and software development.

Pursuant to the terms of a Letter Agreement of Employment, by and between the Company and Mr. Bell (the “Employment Agreement”), Mr. Bell will receive a minimum annual base salary of $375,000 and an annual performance-based incentive bonus with a target of 50% of his base salary (pro-rated for 2018), to be earned based upon achievement of objective performance goals.

Mr. Bell will be entitled to receive an annual restricted stock award (“RSA”) under the 2017 WideOpenWest, Inc. Omnibus Incentive Plan on the same basis as the Company’s senior management group with an aggregate grant date target fair market value of $637,500 (pro-rated for 2018). Any RSAs granted in 2018 (the “2018 RSAs”) will time-vest 25% on each of the first, second, third, and fourth anniversaries of the 2018 RSA grant date. In addition, upon a termination of Mr. Bell’s employment by the Company without cause or by Mr. Bell for good reason, Mr. Bell will become entitled to 24 months’ of base salary continuation, acceleration of time vesting incentive equity that vests within 12 months of termination, a pro rata share of bonus for the year of termination based on the actual accrual of that year’s bonus through the date of termination and benefit continuation, subject to an execution of a release reasonably satisfactory to the Company. Mr. Bell is also subject to standard restrictive covenants, including a non-solicitation provision during employment and for 24 months thereafter and a non-competition provision during employment and 12-month thereafter.

The Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement, dated as of April 6, 2018, by and between WideOpenWest, Inc. and Matthew Bell.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2018	WIDEOPENWEST, INC.

/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer

3